UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2007 (August 22, 2007)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

On August 22, 2007, AET PATH Company, LLC (“AET”), a Delaware limited liability company and wholly owned subsidiary of Allegheny Energy Transmission, LLC, which is, in turn, a subsidiary of Allegheny Energy, Inc. (“Allegheny”), entered into a limited liability company agreement with AEP Transmission Holding Company, LLC (“AEPTHC”), a subsidiary of American Electric Power Company, Inc., with respect to their joint venture, Potomac-Appalachian Transmission Highline, LLC (“PATH LLC”). AET and AEPTHC formed PATH LLC as a series limited liability company to finance, construct, own and operate, through its operating subsidiaries, certain transmission and interconnection facilities, including the contemplated Potomac-Appalachian Transmission Highline (“PATH”), a 290-mile high voltage transmission line. The cost of the PATH project is expected to be approximately $1.8 billion, of which Allegheny’s anticipated share is expected to be approximately $1.2 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2007	By:	ALLEGHENY ENERGY, INC. /s/ Philip L. Goulding
	Name: Title:	Philip L. Goulding Senior Vice President and CFO

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